Exhibit 99.1

For details contact:
Larry Thede
Phone (720)283-2450
E-mail: ir@udrt.com
www.udrt.com

PRESS RELEASE
For Immediate Release

UNITED DOMINION REALTY TRUST, INC. ANNOUNCES

FOURTH QUARTER RESULTS

RICHMOND, VA. (January 31, 2005) United Dominion Realty Trust, Inc. (NYSE: UDR) today reported Funds From Operations (“FFO”) of $57.5 million, or $0.39 per share (diluted), for the quarter ended December 31, 2004. For the same period a year ago, the Company reported FFO of $53.8 million, or $0.37 per share (diluted). FFO for the twelve months ended December 31, 2004 was $219.6 million, or $1.51 per share (diluted). For the same period a year ago, the Company reported FFO of $208.4 million, or $1.52 per share (diluted).

“I’m pleased to report that we continued to gain traction in our operations with growth in rent and Net Operating Income (“NOI”) during the fourth quarter,” stated Thomas W. Toomey, President and Chief Executive Officer. “Throughout 2004, we registered sequential quarterly improvement in year over year comparisons for rent and net operating income. The 2.1% growth in NOI for the fourth quarter was our best performance in over two years. These improvements in overall operating results, combined with our recent $1.3 billion in acquisitions and sales afford us an excellent base to build from for 2005.”

Highlights

•	Acquired 11 communities for $529 million

•	Sold 9 communities for $112 million

•	Issued $100 million of 5.00% senior unsecured notes due January 2012

•	Issued $25 million of 4.30% senior unsecured notes due July 2007

•	Issued $100 million of 5.25% senior unsecured notes due January 2015

•	Issued 4.5 million shares of common stock for net proceeds of $91.3 million

•	Redeemed 2 million shares of Series D Cumulative Convertible Redeemable Preferred Stock

Portfolio Operating Performance and Same Community Results

During the fourth quarter, 64,177 apartment homes, or 81% of total apartment homes, were classified as Same Community. The Company defines Same Community as all multifamily communities owned and stabilized for at least one year as of the beginning of the most recent quarter.

Same Community Results, Year/Year
($ in thousands, except monthly rent)

	4th Qtr '04	4th Qtr '03	% Change
Rent and other income	$138,897	$136,096	2.1%
Concessions	4,085	3,928	4.0
Bad debt	729	656	11.1
Total income	134,083	131,512	2.0
Expenses	51,373	50,483	1.8
Net operating income	82,710	81,029	2.1

Avg. monthly collections per occupied home	$710	$707	0.4%
Avg. monthly reimbursements per occupied home	30	27	11.1

Avg. physical occupancy	94.1%	92.9%	120 bps
Operating margin	61.7	61.6	10 bps
Annualized resident turnover rate	59.5	62.4	-290 bps
Resident credit loss, % of effective rent	0.5	0.5	0 bps

Same Community represents 41 markets, of which 28 markets, or 68%, generated positive Same Community revenue growth and 25 markets, or 61%, generated positive Same Community NOI when compared to the prior year.

Same Community Results, Quarter/Quarter
($ in thousands, except monthly rent)

	4th Qtr '04	3rd Qtr '04	% Change
Rent and other income	$138,897	$138,641	0.2%
Concessions	4,085	4,058	0.7
Bad debt	729	634	15.0
Total income	134,083	133,949	0.1
Expenses	51,373	52,399	-2.0
Net operating income	82,710	81,550	1.4

Avg. monthly collections per occupied home	$710	$709	0.1%
Avg. monthly reimbursements per occupied home	30	29	3.4

Avg. physical occupancy	94.1%	94.2%	-10 bps
Operating margin	61.7	60.9	80 bps
Annualized resident turnover rate	59.5	73.4	-1390 bps
Resident credit loss, % of effective rent	0.5	0.5	0 bps

Same Community represents 41 markets, of which 19 markets, or 46%, generated positive Same Community revenue growth and 24 markets, or 59%, generated positive Same Community NOI growth when compared to the prior quarter.

Non-Mature Properties

The composition of the Company’s portfolio has changed significantly over the past three years. Currently, 19% of the portfolio is considered ‘non-mature’, meaning that the communities have not been owned or stabilized for at least one year. In the coming quarters, the Same Community portfolio will benefit from an influx of acquired properties currently considered non-mature in California, Metropolitan Washington D.C. and Florida, which are high rent and high occupancy markets. These high barrier markets comprise approximately 76% of non-mature NOI. The overall average monthly rental rate of our non-mature assets is approximately $300 above the current mature portfolio.

Portfolio Repositioning

As previously announced, the Company acquired 11 communities with 3,761 apartment homes for a total purchase price of $529 million (averaging $140,500 per home) during the quarter, which included seven communities in the Essex transaction. These transactions represent a blended capitalization rate of 5.6% using forward twelve months of operations and a reserve for capital expenditures ranging from $270 to $450 per home.

During the fourth quarter, the Company announced sales totaling $112 million (averaging $48,000 per home) at a blended capitalization rate of 8.7% using trailing twelve months of operations less an actual capital expenditure reserve of $470 per home and an implied management fee of 2.75%. The sales include eight communities in Michigan with 1,970 apartment homes for a total of $91.5 million (averaging $46,400 per home), and one community in Louisville, Kentucky for $20.1 million (averaging $56,600 per home). In addition, the Company sold nine acres of land in Texas for $0.8 million. The Company recognized $17.7 million in gains on the sales in the fourth quarter. The Company is under contract to sell 11 communities consisting of 2,623 units for $169 million at a blended cap rate of 5.5%. The communities are located in Houston, Anaheim and Phoenix.

For more details on the Company’s acquisition and disposition activities, see our press release dated December 13, 2004.

“These transactions continue to move us forward on two fronts. Approximately 50% of our projected 2005 NOI is expected to come from California, Florida and the Metro D.C. area, and we have exited two additional markets, bringing our total to 43,” stated W. Mark Wallis, Senior Executive Vice President, Strategy, Legal, Acquisitions, Dispositions & Development.

Financing Activities

In October, the Company issued $100 million of 5.00% senior unsecured notes due January 15, 2012 at spread of 123 basis points. Also in October, the Company issued $25 million of 4.30% senior unsecured notes due July 1, 2007 at spread of 100 basis points. These notes represent a re-opening of the 4.30% senior notes issued on June 25, 2004. These additional notes will constitute a single series of notes, bringing the aggregate principal amount outstanding of the 4.30% senior notes to $75 million. In November, the Company issued $100 million of 5.25% senior unsecured notes due January 15, 2015 at a spread of 127 basis points. During the quarter, the Company issued 4.5 million shares of common stock at a price of approximately $20.48 per share and received net proceeds of $91.3 million.

eBay Purchase of Rent.com

On December 16, 2004, eBay (Nasdaq: EBAY) announced that it had agreed to acquire privately held Rent.com, a leading Internet listing web site in the apartment and rental housing industry, for approximately $415 million plus acquisition costs, net of Rent.com’s cash on hand. United Dominion owns shares in Rent.com. The acquisition, which is subject to various regulatory approvals and approval of Rent.com’s stockholders, is expected to close in the first quarter of 2005.

If the closing occurs, the Company expects to record a one-time pre-tax gain of between $12 and $14 million. There is no assurance that the Rent.com transaction will close, or if it does, whether the Company will realize the anticipated gain. The Company is considering, among other things, utilizing a portion of the gain to offset prepayment penalties we may elect to incur by prepaying certain secured debt. The earnings guidance shown below does not include the possible effects of the Rent.com transaction.

Earnings Guidance

United Dominion believes that the financial results for 2005 will be affected by international, national and regional economic trends and events, the acquisition and/or disposition of apartment communities and other factors. The Company’s guidance for the first quarter 2005 FFO is $0.37 to $0.39 per share (diluted) and $1.57 to $1.70 per share (diluted) for the full year 2005. All guidance is based on the current expectations and judgment of the Company’s management team.

Detailed assumptions for the Company’s 2005 guidance can be found on our website at:
http://media.corporate-ir.net/media_files/irol/11/112440/guidance/guidance2005.pdf

A reconciliation of the range provided for projected 2005 FFO per share for the full year to Earnings Per Share (“EPS”) for the full year is as follows:

	2005
	High-end	Low-end
Funds From Operations(1)	$1.70	$1.57
Conversion to GAAP Share Count (2)	0.22	0.21
Minority Interest of OP Unit Holders (2)	(0.02)	(0.04)
Depreciation (3)	(1.58)	(1.48)
Gains (3)	0.15	0.30
Preferred Dividends	(0.07)	(0.07)
Expected Earnings Per Share	$0.40	$0.49

(1) The National Association of Real Estate Investment Trusts (“NAREIT”) defines funds from operations (“FFO”) (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States (GAAP)), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that

FFO is helpful to investors as a supplemental measure of the operating performance of a real estate company because it provides investors an understanding of the ability of the Company to incur and service debt and to make capital expenditures. FFO in and of itself does not represent net income or net cash flows from operating activities in accordance with GAAP. Therefore, FFO should not be exclusively considered as an alternative to net income or to net cash flows from operating activities as determined by GAAP or as a measure of liquidity.
(2) Operating Partnership units are not considered to be common stock equivalents for GAAP purposes.
(3) Due to the uncertain timing and extent of property dispositions and acquisitions, actual results could differ materially from expected EPS.

Supplemental Information

The Company offers Supplemental Information that provides information regarding the financial position and operating results of the Company. This Supplemental Information is available on the Company’s website at: www.udrt.com/resources/files/Investor_Relations/4Q2004.pdf

Conference Call Information

Date: February 1, 2005
Time:1:00 p.m. Eastern Time

To Participate in the Telephone Conference Call:

Dial in at least five minutes prior to start time.
Domestic: 800-218-0530
International: 303-262-2125
If you have any questions, please contact: Karen Droba
Phone: 312-640-6770
E-mail: kdroba@financialrelationsboard.com

Conference Call Playback:
Domestic: 800-405-2236
International: 303-590-3000
Passcode: 11019477
The playback can be accessed until March 15, 2005 at midnight EST.

Webcast:
The conference call will also be available on UDR’s website at www.udrt.com and at www.ccbn.com. To listen to a live broadcast, go to one of these sites at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will also be available for 90 days on UDR’s website and also on CCBN’s website.

About United Dominion Realty Trust, Inc.

United Dominion is the fourth largest apartment REIT, owning and operating apartment communities nationwide. The Company has a 32-year history during which it has raised the dividend each of the last 28 years. United Dominion is included in the S&P MidCap 400 Index.

The Company currently owns 78,855 apartment homes and has 1,311 homes currently under development. Additional information about United Dominion may be found on its Web site at www.udrt.com.

Statements contained in this press release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the Company’s use of words such as, “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” and similar expressions that do not relate to historical matters. Such forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of competition and competitive pricing, acquisitions or new developments not achieving anticipated results, the expectation that approximately 50% of projected 2005 net operating income will come from California, Florida and Metropolitan Washington D.C., delays in completing developments and lease-ups on schedule, difficulties in selling existing apartment communities, and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof. The Company assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Attachment 1

UNITED DOMINION REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

Three Months Ended	Twelve Months Ended
December 31,	December 31,
In thousands, except per share amounts	2004	2003	2004	2003
Rental income	$163,832	$138,732	$604,270	$542,894

Rental expenses:
Real estate taxes and insurance	18,660	15,782	71,055	62,329
Personnel	17,387	14,310	63,878	55,252
Utilities	9,457	8,062	36,625	32,244
Repair and maintenance	10,012	9,785	38,409	34,909
Administrative and marketing	5,816	5,151	21,299	19,793
Property management	4,717	4,242	17,881	16,873
Other operating expenses	375	293	1,226	1,205

66,424	57,625	250,373	222,605
Non-property income	395	365	2,608	1,068

Other expenses:
Real estate depreciation and amortization	49,228	39,106	171,781	145,706
Interest	35,847	28,444	124,087	117,457
General and administrative	6,081	4,493	19,316	20,626
Hurricane related expenses	—	—	5,503	—
Impairment loss on investments	—	—	—	1,392	(B)
Other depreciation and amortization	809	869	3,372	3,087

91,965	72,912	324,059	288,268

Income before minority interests and discontinued operations	5,838	8,560	32,446	33,089
Minority interests of outside partnerships	(15)	—	(182)	(614)
Minority interests of unitholders in operating partnerships	(3)	588	(443)	874

Income before discontinued operations, net of minority interests	5,820	9,148	31,821	33,349
Income from discontinued operations, net of minority interests (including gain on sales) (A)	19,693	11,887	65,331	37,055

Net income	25,513	21,035	97,152	70,404
Distributions to preferred stockholders — Series B	(2,911)	(2,911)	(11,644)	(11,645)
Distributions to preferred stockholders — Series D (Convertible)	(348)	(1,696)	(3,473)	(12,178)
Distributions to preferred stockholders — Series E (Convertible)	(1,000)	(1,138)	(4,414)	(2,503)
Premium on preferred stock conversions	(1,042)	(921)	(5,729)	(19,271)

Net income available to common stockholders	$20,212	$14,369	$71,892	$24,807

Earnings per weighted average common share — basic:
Income/(loss) from continuing operations available to common stockholders, net of minority interests	$0.00	$0.02	$0.05	($0.10)
Income from discontinued operations, net of minority interests	$0.15	$0.10	$0.51	$0.32
Net income available to common stockholders	$0.15	$0.12	$0.56	$0.22

Earnings per weighted average common share — diluted:
Income/(loss) from continuing operations available to common stockholders, net of minority interests	$0.00	$0.02	$0.05	($0.10)
Income from discontinued operations, net of minority interests	$0.15	$0.10	$0.51	$0.32
Net income available to common stockholders	$0.15	$0.12	$0.56	$0.22

Common distributions declared per share	$0.2925	$0.2850	$1.1700	$1.1400

Weighted average number of common shares outstanding — basic	131,136	121,854	128,097	114,672
Weighted average number of common shares outstanding — diluted	132,172	122,846	129,080	114,672

(A)	Discontinued operations represents all properties sold since January 1, 2002 and properties that are currently classified as held for disposition at December 31, 2004.

(B)	Represents the write-off of the Company’s investment in Realeum, Inc., an unconsolidated development joint venture created to develop web-based solutions for multifamily property and portfolio management.

Attachment 2

UNITED DOMINION REALTY TRUST, INC.
FUNDS FROM OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In thousands, except per share amounts	2004	2003	2004	2003
Net income	$25,513	$21,035	$97,152	$70,404
Adjustments:
Distributions to preferred stockholders	(4,259)	(5,745)	(19,531)	(26,326)
Real estate depreciation and amortization, net of outside partners’ interest in 2003	49,228	39,106	171,781	145,271
Minority interests of unitholders in operating partnership	3	(588)	443	(874)
Real estate depreciation related to unconsolidated entities	72	60	279	196
Discontinued Operations:
Real estate depreciation	769	4,100	8,847	17,687
Minority interests of unitholders in operating partnership	1,326	809	4,400	2,521
Net gain on sale of depreciable property	(17,664)	(7,793)	(52,903)	(15,941)

Funds from operations (“FFO”) — basic	$54,988	$50,984	$210,468	$192,938

Distribution to preferred stockholders — Series D and E (Convertible)	1,348	2,834	7,887	14,681

Funds from operations — diluted	$56,336	$53,818	$218,355	$207,619

Gains on the disposition of real estate developed for sale (A)	1,202	—	1,202	812

FFO with gains on the disposition of real estate developed for sale — diluted	$57,538	$53,818	$219,557	$208,431

Weighted average number of common shares and OP Units outstanding — basic	139,882	130,565	136,852	122,589
Weighted average number of common shares, OP Units, and common stock equivalents outstanding — diluted	148,302	144,440	145,842	136,975

FFO per common share — basic	$0.39	$0.39	$1.54	$1.57

FFO per common share — diluted	$0.39	$0.37	$1.51	$1.52

FFO is defined as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust’s definition issued in April 2002. United Dominion considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of United Dominion’s activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

For the three months ended December 31, 2004 and 2003, distributions to preferred stockholders exclude $1.0 million and $0.9 million, respectively, related to premiums on preferred stock conversions. For the twelve months ended December 31, 2004 and 2003, distributions to preferred stockholders exclude $5.7 million and $19.3 million, respectively, related to premiums on preferred stock conversions.

(A)See Attachment 2(A) for further discussion.

Attachment 2(A)

UNITED DOMINION REALTY TRUST, INC.
FUNDS FROM OPERATIONS (continued)
(Unaudited)

The following is a reconciliation of GAAP gains from the disposition of real estate developed for sale to gross gains from the disposition of real estate developed for sale.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In thousands	2004	2003	2004	2003
GAAP gains from the disposition of real estate developed for sale	$1,278	$—	$1,278	$1,249
Less: accumulated depreciation	(76)	—	(76)	(437)

Gains from the disposition of real estate developed for sale	$1,202	$—	$1,202	$812

Gains from the disposition of real estate investments developed for sale is defined as net sales proceeds less a tax provision (such development by REITs must be conducted in a TRS) and the gross investment basis of the asset before accumulated depreciation. We consider FFO with gains/losses on real estate developed for sale to be a meaningful supplemental measure of performance because the short-term use of funds produce a profit which differs from the traditional long-term investment in real estate for REITs.

Attachment 3

UNITED DOMINION REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
In thousands, except share and per share amounts	2004	2003
ASSETS
Real estate owned:
Real estate held for investment	$5,029,516	$3,900,573
Less: accumulated depreciation	(978,651)	(809,524)

	4,050,865	3,091,049
Real estate under development	65,758	29,715
Real estate held for disposition (net of accumulated depreciation of $29,236 and $87,106)	118,786	334,157

Total real estate owned, net of accumulated depreciation	4,235,409	3,454,921
Cash and cash equivalents	7,904	4,824
Restricted cash	6,086	7,540
Deferred financing costs, net	25,151	21,425
Investment in unconsolidated development joint venture	458	1,673
Funds held in escrow from 1031 exchanges pending the acquisition of real estate	17,039	14,447
Notes receivable	5,000	13,000
Other assets	34,347	25,247
Other assets — real estate held for disposition	607	566

Total assets	$4,332,001	$3,543,643

LIABILITIES AND STOCKHOLDERS’ EQUITY
Secured debt	$1,197,924	$1,018,028
Unsecured debt	1,682,058	1,114,009
Real estate taxes payable	31,356	29,776
Accrued interest payable	18,773	12,892
Security deposits and prepaid rent	25,168	21,412
Distributions payable	44,624	40,623
Accounts payable, accrued expenses, and other liabilities	50,217	44,749
Other liabilities — real estate held for disposition	2,837	4,512

Total liabilities	3,052,957	2,286,001
Minority interests	83,593	94,206
Stockholders’ equity
Preferred stock, no par value; $25 liquidation preference,
25,000,000 shares authorized; 5,416,009 shares of 8.60% Series B Cumulative Redeemable issued and outstanding (5,416,009 shares in 2003)	135,400	135,400
0 shares of 7.50% Series D Cumulative Convertible Redeemable issued and outstanding (2,000,000 shares in 2003)	—	44,271
2,803,812 shares of 8.00% Series E Cumulative Convertible issued and outstanding (3,425,217 shares in 2003)	46,571	56,893
Common stock, $1 par value; 250,000,000 shares authorized 136,429,592 shares issued and outstanding (127,295,126 shares in 2003)	136,430	127,295
Additional paid-in capital	1,614,916	1,458,983
Distributions in excess of net income	(731,808)	(651,497)
Deferred compensation — unearned restricted stock awards	(6,058)	(5,588)
Notes receivable from officer-stockholders	—	(459)
Accumulated other comprehensive loss, net	—	(1,862	)(A)

Total stockholders’ equity	1,195,451	1,163,436

Total liabilities and stockholders’ equity	$4,332,001	$3,543,643

(A)	Represents net unrealized loss on derivative instrument transactions.